Exhibit 10.2

4510 E. Thousand Oaks Blvd
Westlake Village, CA 91362

August 7, 2015

Globalstar, Inc.
300 Holiday Square Boulevard
Covington, Louisiana 70433

Re:	Engagement of Financial West Group
as Placement Agent for Globalstar, Inc.

Ladies/Gentlemen:

This letter (this "Engagement Letter") will confirm our agreement with Globalstar, Inc. (the “Company”) with respect to the engagement of Financial West Group, member FINRA/SIPC (“FWG”) as placement agent for the Company in connection with the placement of the Company's common stock to Terrapin Opportunity, L.P. (collectively with its affiliated funds, the "Investor"), as more fully described herein. FWG hereby agrees, on a best efforts basis and subject to the satisfactory completion of its continuing due diligence, to place up to Seventy-Five Million Dollars ($75,000,000) of the Company's authorized but unissued voting common stock (the "Common Stock" or "Common Shares") with the Investor, as more particularly set forth below and subject to the terms and conditions of this Engagement Letter.

The Common Stock will be offered and sold on such terms as the Company and the Investor may agree upon pursuant to that certain Purchase Agreement, dated August 7, 2015, by and between the Company and the Investor (the “Purchase Agreement”) and the offering and sale of such Common Stock shall be registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-205968) filed with the Securities and Exchange Commission and deemed effective on July 31, 2015 (as amended or supplemented including through incorporation by reference, the "Registration Statement"). FWG will use no offering materials other than the Company's publicly filed reports and the Registration Statement, including the prospectus contained therein or any prospectus supplement thereto, or any amendment or supplement to the Registration Statement or the prospectus contained therein, as the Company will have approved prior to their use. The parties hereto agree that the Common Shares will be offered and sold by the Company in compliance with all applicable federal and state securities laws and regulations. The placement of the Common Stock by FWG to the Investor as contemplated hereby may be referred to herein as the "Offering".

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The term of FWG's engagement (the "Engagement Period") as placement agent for the offer and sale of the Common Stock to the Investor will commence on the date of actual receipt by FWG of an executed copy of this Engagement Letter from the Company and, unless extended pursuant to the further written agreement of the parties, will expire upon the earliest of (i) September 1, 2017, (ii) the date that all the shares of Common Stock under the Registration Statement have been issued and sold, (iii) the date that the Investor has purchased an aggregate of $75,000,000 of shares of Common Stock, or that number of shares which is one share less than twenty percent (20.0%) of the total issued and outstanding shares of Common Stock (or such greater number of Common Shares permitted under the Purchase Agreement) as of the effective date of the Purchase Agreement, whichever occurs first, pursuant to the Purchase Agreement, (iv) the date that the Offering or the Purchase Agreement is terminated by the Company or the Investor or (v) if the Company so elects, the date that FWG breaches any representation or covenant in this Engagement Letter. To the extent the Company so requests, FWG will assist with each settlement of the purchase of the Common Stock pursuant to the Offering (each, a “Closing”). There may be multiple Closings of the Offering during the Engagement Period.

This Engagement Letter is for the confidential use of the Company and FWG only, and may not be disclosed by the Company or by FWG (in whole or in part) for any reason to any person other than their respective Board of Directors, executive management or other employees with a need to know, or its attorneys, accountants, investment banks, financial advisors, the Investor or other persons or entities that have a reasonable business reason to review this Engagement Letter, and then only on a confidential basis in connection with the proposed Offering, except where disclosure is required by applicable law, stock exchange or Nasdaq rule or regulation, or is previously agreed to in writing by the Company and FWG. The parties hereto acknowledge and agree that, notwithstanding the preceding sentence, (i) the arrangement contemplated hereby will be disclosed by the Company in the Registration Statement and this Engagement Letter may be filed with the SEC and (ii) the arrangement contemplated hereby may also be disclosed by the Company in its reports filed pursuant to the Securities Exchange Act of 1934, as amended. The terms of this Engagement Letter will be governed by and interpreted in accordance with the laws of the State of California, and any disputes arising hereunder shall be exclusively and finally settled by an arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in Los Angeles, California. The arbitration shall be conducted by a single arbitrator mutually agreed upon by the parties. The determination, finding, judgment, and/or award made by the arbitrator shall be made in writing, shall state the basis for such determination, shall be signed by the arbitrator and shall be final and binding on all parties, and there shall be no appeal or reexamination thereof, except for fraud, perjury, evident partiality, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, its reasonable attorneys’ fees and costs.

The Company hereby agrees and represents that: (i) it will comply with all applicable federal and state securities laws and regulations with respect to the Offering, and (ii) FWG may, at its option and expense (and only after the first public disclosure or announcement of the Offering by the Company) place announcements and advertisements or otherwise publicize FWG’s role in facilitating the Offering (which may include the reproduction of the Company’s logo), stating that FWG acted as placement agent in connection with such

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transaction; provided, however, that FWG shall first submit a copy of any such announcement or advertisement to the Company for its approval, which approval shall not be unreasonably withheld.

FWG hereby agrees and represents that: (i) FWG is a broker/dealer licensed by FINRA in accordance with all applicable laws and regulations in each jurisdiction in which FWG intends to use its best efforts to place the Offering, and payment of the placement fee contemplated under this agreement will not jeopardize the Company's compliance with applicable federal and state securities laws or regulations; (ii) FWG will not make any representations to the Investor about the Company other than information included in the Company's public filings or otherwise conveyed to FWG by the Company in writing; (iii) FWG will not do any advertising or make any general solicitation on behalf of the Company in connection with the Offering; (iv) FWG will comply with all applicable federal and state securities laws and regulations with respect to the Offering; (v) FWG is not affiliated with the Investor or the Company; and (vi) FWG agrees to keep confidential any nonpublic material information about the Company conveyed to FWG by the Company. In further consideration of FWG's placement of the Common Shares, the Company and FWG agree to be fully bound by all of the indemnification provisions set forth on Attachment A, a copy of which is attached hereto and is fully incorporated herein by this reference.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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The parties acknowledge and agree that nothing contained herein shall modify or affect the rights or obligations of the Company and the Investor under the Purchase Agreement. This Engagement Letter and all rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party. This Engagement Letter may be executed in counterparts and/or via facsimile transmission or the exchange of PDF copies.

If the foregoing is acceptable, please sign and return to us a copy of this Engagement Letter, which will represent the entire agreement between the Company and FWG with respect to the matters addressed herein and will supersede all previous oral or written agreements or understandings of any nature whatsoever between the parties.

We look forward to working with you.

Sincerely,

Financial West Group    Globalstar, Inc.

By:_/s/ Corey White___________            By:_/s/ Timothy E. Taylor______
Name: Corey White Name: Timothy E. Taylor
Title: CCO     Title: VP, Finance, Business Operations & Strategy

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Attachment A to Engagement Letter

Company Indemnification Provisions

Globalstar, Inc. (the "Company") agrees to indemnify and hold harmless Financial West Group ("FWG"), and any of its directors, officers, employees, consultants or agents (collectively, the "Indemnitees" and each individually an "Indemnitee"), to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages and liabilities, including without limitation, reasonable legal, accounting and other professional fees and related costs and disbursements and other reasonable costs, expenses, or disbursements relating thereto (collectively, the "Liabilities"), directly or indirectly, based upon or arising out of:

a)
any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement of the Company (the "Registration Statement") relating to the Common Stock being placed by FWG with the Investor (as defined in the Engagement Letter between FWG and the Company to which this Attachment A is an integral part (the "Engagement Letter")) in connection with that certain Purchase Agreement dated August 7, 2015, between the Company and Terrapin Opportunity, L.P. (the “Purchase Agreement”), including any preliminary prospectus or prospectus contained therein or any prospectus supplement thereto, or any amendment or supplement to the Registration Statement; or

b)
the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading.

Notwithstanding anything to the contrary contained herein, (a) the foregoing indemnity shall not apply and the Company shall not be liable to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such Liability resulted directly from any such acts or failures to act, undertaken or omitted to be taken by any Indemnitee through its breach of contract, gross negligence, bad faith or willful misconduct, (b) the foregoing indemnity shall not apply to any Liability to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by FWG expressly for use in the Registration Statement, any preliminary prospectus or the prospectus contained therein or any prospectus supplement thereto (or any amendment or supplement thereto), and (c) with respect to the Prospectus (as defined in the Purchase Agreement), the foregoing indemnity shall not inure to the benefit of any Indemnitee or any such person from whom the person asserting any Liability purchased Common Stock, if copies of the Prospectus were timely delivered to FWG and a copy of the Prospectus (as then amended or supplemented, including, without limitation, by any Free Writing Prospectus (as defined in the Purchase Agreement), if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of FWG or any such person to such person, if required by law so to have been

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delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Liability.

With respect to a particular Indemnitee, if and to the extent the relevant Liabilities are determined in a final judgment by court of competent jurisdiction (not subject to further appeal) to have not been indemnifiable hereunder, such Indemnitee shall promptly repay all amounts already paid by the Company to such Indemnitee.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification (i) is due pursuant to the terms hereof but may not be enforced in such case for a reason other than due to the Indemnitee’s breach of contract, bad faith, gross negligence or willful misconduct, or (ii) would be due pursuant to the terms hereof but for the fact that such indemnification may not be enforced in such case for a reason other than due to the Indemnitee’s breach of contract, bad faith, gross negligence or willful misconduct, then in each such case the Company, on the one hand, and the claiming Indemnitees on the other hand, will contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (collectively, the "Losses") to which such Indemnitees may be subject. Said contribution will be made in accordance with all relative benefits received by, and the fault of, the Company on the one hand, and such Indemnitees on the other hand, in connection with the statements, acts or omissions which resulted in such Losses, together with the relevant equitable considerations and will be determined pursuant to the arbitration provisions set forth in the Engagement Letter. No person found liable for fraudulent misrepresentation will be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

The Company’s obligation for indemnification contained herein shall not apply unless the Indemnitee furnishes to the Company, on request, information available to the Indemnitee for such defense and the Indemnitee cooperates in any defense and/or settlement thereof as long as the Company pays all of the Indemnitee’s reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such claim without prior consent of the Company.

The Indemnitee will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission. The Company shall have the right to assume the defense of any claim, lawsuit or action for which the Indemnitee seeks indemnification hereunder, subject to the provisions stated herein. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that, if any action, suit, proceeding, or investigation commenced which gives rise to a claim for indemnification and which, in any Indemnitee's reasonable judgment, gives rise to a conflict of interest between the Company and the Indemnitees, then the Indemnitees will have the right to retain legal counsel of their own choice to represent and advise them, and the Company

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will pay the reasonable fees, expenses and disbursements of one (1) law firm for all Indemnitees incurred from time to time in the manner set forth above. Such law firm will, to the extent consistent with their professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company will not be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent; provided, however, that the Company will be liable for any payment of any award or settlement of any actual, potential or threatened claim against any Indemnitee made with the Company’s prior written consent. Neither the Company nor any affiliate thereof will, without the prior written consent (not to be unreasonably withheld or delayed) of the Indemnitee seeking indemnification, settle or compromise any actual, potential or threatened claim for which indemnification is sought hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnitees of an unconditional release from all liability in respect of such claim.

Notwithstanding any provision contained herein to the contrary, the obligations contained herein for indemnification and contribution shall not apply to any action, suit or proceeding brought by a party hereto against the other party hereto. Further, the Company’s obligation for indemnification and contribution contained herein shall not apply to any action, suit or proceeding brought against FWG by any governmental, regulatory, or self-regulatory agency or body based upon an alleged violation of laws, rules or regulations governing financial advisors and/or broker-dealers.

Neither termination nor completion of the engagement of FWG pursuant to the Engagement Letter will affect these indemnification provisions, which will survive any such termination or completion and remain operative and in full force and effect.